Exhibit 99.2

EUCRATES BIOMEDICAL Acquisition Corp. Announces CLOSING of $100 Million Initial Public Offering

NEW YORK, NY, October 27, 2020 -- Eucrates Biomedical Acquisition Corp. (the “Company”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the closing of its initial public offering of 10,000,000 units at an initial public offering price of $10.00 per unit. The units are listed on The Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “EUCRU” beginning on October 23, 2020. Each unit consists of one ordinary share of the Company and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share of the Company at an exercise price of $11.50 per share. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “EUCR” and “EUCRW,” respectively.

While the Company may pursue an initial business combination target in any business or industry, it intends to focus on the biomedical and healthcare industry. The Company intends to target North American and European healthcare companies with the potential to drive transformational change through the convergence of biomedicine and data science.

Stifel and H.C. Wainwright & Co. acted as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units at the initial public offering price, less underwriting discounts and commissions.

The registration statement on Form S-1 (Registration No. 333-249333) relating to the securities became effective on October 23, 2020. The offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Stifel, Nicolaus & Company, Incorporated 1 South Street, 15th Floor, Baltimore, Maryland 21202, Attn: Prospectus Department, or by emailing syndprospectus@stifel.com or H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, New York 10022, or by telephone at (646) 975-6996, or by email to placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Eucrates Biomedical Acquisition Corp.

Eucrates Biomedical Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on the biomedical and healthcare industry. The Company intends to target North American and European healthcare companies with the potential to drive transformational change through the convergence of biomedicine and data science. “Eucrates” is a portmanteau, formed by combining Euclid (the Father of Geometry) and Hippocrates (the Father of Medicine).

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

* Image in headline from an early copy edition of Euclid’s Elements by the 13th Century scholar and polymath Nasir al-Din al-Tusi (D.1274).

Contact:

Parag Saxena
CEO
parag@vedacap.com